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                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-19505) and related Prospectus Supplement of Prime Retail, Inc. and to the incorporation by reference therein of our report dated January 30, 1996, with respect to the consolidated financial statements of Prime Retail, Inc., included in its Annual Report (Form 10-K/A-1) for the year ended December 31, 1995 and our reports dated January 30, 1996 and November 14, 1996, with respect to the statements of revenue and certain expenses of Grove City Factory Shops and the JMJ Acquired Properties, respectively, for the year ended December 31, 1995, included in the Prime Retail, Inc. Current Report on Form 8-K/A-2 dated January 30, 1997, both filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Baltimore, Maryland
February 13, 1997